Exhibit 10.87

AMENDED AND RESTATED AMENDMENT OF LEASE

TO

LEASE OF OFFICE SPACE

THIS AMENDED AND RESTATED AMENDMENT OF LEASE (the “Restated Amendment”) is made and entered into as of this 6th day of June, 2003 by and between Brookfield DB Inc., as landlord (“Landlord”), and RBC Dain Rauscher Inc., as tenant (“Tenant”).

WITNESSETH THAT:

WHEREAS, BCED Minnesota Inc., as landlord and predecessor-in-interest to Landlord, and Dain Rauscher Corporation, as tenant and predecessor-in-interest to Tenant, made and entered into that certain Lease of Office Space dated as of February 6, 1989 (the “Initial Lease”), as amended by amendments one through eleven (the “Amendments”) as described on Exhibit A (the Initial Lease and the Amendments are collectively the “Amended Initial Lease”), for those certain premises (the “Premises”) located in the building (the “Building”) having a street address of 60 South Sixth Street, Minneapolis, Minnesota;

WHEREAS, Landlord and Tenant desire to extend the Initial Term through November 30, 2016 pursuant to the terms and conditions of this Restated Amendment; and

WHEREAS, Landlord and Tenant desire to further amend the Amended Initial Lease, delete certain terms in the Amended Initial Lease, and restate certain terms in the Amended Initial Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

AGREEMENT

1.0	Amended and Restated Amendment of Lease. As of the Restated Amendment Date, as defined below, (i) the Amended Initial Lease is hereby restated, consolidated, modified, and amended as set forth in this Restated Amendment; and (ii) the Amendments, except as expressly stated to the contrary in this Amendment, are automatically null and void and are of no further force or effect. The Amended Initial Lease, as amended and restated by this Restated Amendment, is hereafter known as the “Lease”.

2.0	Definitions

2.1	Except as specifically defined herein, all capitalized terms have the meanings given to them in the Initial Lease.

2.2	The following terms have the following meanings:

(a)	“Annual Rent” means the amount payable by Tenant to Landlord in respect of each year of the Term under Article 4.01 as described below.

(b)	“Effective Date” means January 1, 2003.

(c)	“Restated Amendment Date” means the date first written above.

(d)

“Premises” means, as of the Effective Date, two hundred fifty thousand three hundred and sixty seven Square Feet (250,367) consisting of all of the space on the 7th, 8th, 10th, 11th, 12th, and 14th through 21st Floors of the Building.

(e)	“Expansion Space” means any additional space added to the Premises in accordance with Paragraph 6.0(b) below.

(f)	“Contraction Space” means the reduction of space from the Premises by one full Floor in accordance with Paragraph 6.0(g) below.

(g)	“First Offer Space” is as all of the space located in the lower elevator bank of the Building (Floors 7 through 24) not occupied by Tenant and as otherwise described in Article 29.00 of the Initial Lease.

(h)	“Additional Term” means a period of ten (10) years commencing from the expiration of the Initial Term, as defined hereafter, and expiring on November 30, 2016;

(i)	“Extended Term” means two (2) five (5) year options commencing upon the expiration of the “Term” as defined hereafter.

(g)	“Initial Term” means the definition provided in Section 3.0l (a) of the Initial Lease, which term expires on November 30, 2006.

(k)	“Term” means the Initial Term, plus the Additional Term, which shall expire on November 30, 2016.

(l)	“Twenty-second Floor Expansion Space” means the entire twenty-second Floor of the Building, consisting of 19,259 Square Feet as shown on the attached Exhibit B.

3.0	Deletion of Twenty-second Floor Expansion Space. The Lease is terminated with respect to the Twenty-second Floor Expansion Space, and the Twenty-second Floor Expansion is hereby deleted from the Premises. All terms and conditions of the Lease related to the Twenty-second Floor Expansion Space are deemed null and void effective as of the Effective Date.

4.0	Term and Possession. The following articles of Article 3.00 of the Initial Lease are hereby amended as follows:

(a)	Article 3.01 is hereby deleted in its entirety and replaced with the following: “3.01 Term. The Initial Term of the Lease is hereby extended by the Additional Term, so that it now expires on November 30, 2016, unless terminated or extended as provided in this Lease.”

(b)	Article 3.02(a) is hereby deleted in its entirety and replaced with the following:

“(a) Tenant has, with respect to the entire Premises, two options (each an “Extension Option”) to extend the Term for two (2) consecutive periods of five (5) years each (each an “Extended Term”). Tenant shall exercise an Extension Option, if at all, with respect to any Extended Term by giving written notice of the exercise to Landlord not later than a date twenty-four months prior to the end of the Term or prior to the end of the then current Term. Annual Rent for each Extended Term shall be as set forth in Article 4.0l(b) below.”

5.0	Annual Rent. The following articles of Article 4.00 of the Initial Lease are hereby amended as follows:

(a)	Article 4.0l(a) is hereby deleted in its entirety and replaced with the following:

“4.01       Annual Rent. Tenant shall pay to Landlord as Annual Rent for the Premises the amounts set forth below:

(a)         Term. Tenant shall pay as Annual Rent for the Premises the following amounts at the following times:

(i)	for the period commencing on the Effective Date and expiring on November 30, 2006 an amount equal to Three Million Seven Hundred Fifty-five Thousand Five Hundred Five and no/100 Dollars

($3,755,505.00), based on Fifteen Dollars ($15.00) times Two Hundred Fifty Thousand Three Hundred Sixty Seven (250,367) Square Feet of space in the Premises as the date hereof, payable in equal monthly installments of Three Hundred Twelve Thousand Nine Hundred Fifty Eight and 75/100 Dollars ($312,958.75);

(ii)	for the period commencing December 1, 2006 and expiring on November 30, 2008, an amount equal to Four Million Five Thousand Eight Hundred Seventy Two and no/100 Dollars ($4,005,872.00), based on Sixteen Dollars ($16.00) times the number of Square Feet of space in the Premises as described in (i) above, payable in equal monthly installments of Three Hundred Thirty Three Thousand Eight Hundred Twenty Two and 67 /100 Dollars ($333,822.67);

(iii)	for the period commencing December l, 2008 and expiring on November 30, 2010, an amount equal to Four Million One Hundred Thirty One Thousand Fifty Five and 50/100 Dollars ($4, 131,055.50), based on Sixteen and 50/100 Dollars ($16.50) times the number of Square Feet of space in the Premises as described in (i) above, payable in equal monthly installments of Three Hundred Forty Four Thousand Two Hundred Fifty Four and 63/100 Dollars ($344,254.63);

(iv)	for the period commencing December 1, 2010 and expiring on November 30, 2012, an amount equal to Four Million Two Hundred Fifty Six Thousand Two Hundred Thirty Nine and no/100 Dollars ($4,256,239.00) based on Seventeen Dollars ($17.00) times the number of Square Feet of space in the Premises as described in (i) above, payable in equal monthly installments of Three Hundred Fifty Four Thousand Six Hundred Eighty Six and 58/100 Dollars ($354,686.58);

(v)

for the period commencing December 1, 2012 and expiring on November 30, 2014, an amount equal to Four Million Three Hundred Eighty One Thousand Four Hundred Twenty Two and 50/100 Dollars ($4,381,422.50), based on Seventeen and 50/100

Dollars ($17.50) times the number of Square Feet of space in the Premises as described in (i) above, payable in equal monthly installments of Three Hundred Sixty Five Thousand One hundred Eighteen and 54/100 Dollars ($365,118.54); and then

(vi)	for the period commencing December 1, 2014 and expiring on November 30, 2016, an amount equal to Four Million Five Hundred Six Thousand Six Hundred and Six Dollars ($4,506,606.00), based on Eighteen Dollars ($18.00) times the number of Square Feet of space of space in the Premises as described in (i) above, payable in equal monthly installments of Three Hundred Seventy Five Thousand Five Hundred Fifty and 50/100 Dollars ($375,550.50).

(b)	Article 4.01 (b) is hereby deleted in its entirety and replaced with the following:

(b)         Extended Terms. Tenant shall pay as Annual Rent for the Premises during each Extended Term exercised by Tenant an amount equal to the product of the number of Square Feet in the Premises as of the first day of such Extended Term times (i) with respect to the first Extended Term, ninety percent (90%) of Fair Rental Value as of the date six months before the commencement of such Extended Term, and (ii) with respect to the second Extended Term, Fair Rental Value as of the date six months before the commencement of such Extended Term.

(c)	Article 4.0l(d) is hereby deleted and replaced with the following:

(d)         Rent Recapture. Tenant has paid Rent for the Twenty Second Floor Expansion Space for the period from January 1, 2003 through the Restated Amendment Date (the “Rent Recapture Period”). Landlord shall provide Tenant a Rent credit (the “Rent Recapture Amount”) equal to the Rent paid by Tenant for the Twenty-second Floor Expansion Space during the Rent Recapture Period (less any Rent amounts outstanding on the Twenty-second Floor Expansion Space). Tenant shall have the right to offset the Rent Recapture Amount against the next installments of Annual Rent payable after the Restated Amendment Date until such time as the Rent Recapture Amount is reduced to a zero balance. To the extent that the Rent Recapture Amount is comprised of estimated Additional Rent, Landlord and Tenant will reconcile any discrepancies in the Additional Rent component when the actual amount of such Additional Rent is determined in accordance with the terms of the Lease.

6.0	Expansion Space, Contraction Space and First Offer. Article 23.00 of the Initial Lease is hereby amended as follows:

(a)	the heading of Article 23.00 is deleted and substituted with the following: “Expansion Space, Contraction Space and First Offer.”

(b)	Article 23.01 is hereby deleted in its entirety and replaced with the following:

23.01     Expansion Options. Tenant has the following options to add space in the Building to the Premises:

(a)	An option (the “First Expansion Option”) to add to the Premises one full Floor in the lower elevator bank (Floors 7 through 24). The First Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given at any time between June 1, 2004 and May 31, 2005.

(b)	An option (the “Second Expansion Option”) to add to the Premises one full Floor in the lower elevator bank (Floors 7 through 24). The Second Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given at any time between June 1, 2007 and May 31, 2008.

Notwithstanding the foregoing, in the event Tenant has exercised its Right of First Offer pursuant to Section 23.09 below on all First Offer Space as it becomes available, and a full Floor or Floors are not available to satisfy Tenant’s exercise of one or both of its Expansion Options, then upon the exercise of any such Expansion Option, Landlord shall make available such space within the lower elevator bank (if any) that is available to Landlord for leasing to Tenant. For clarification purposes, Tenant’s Right of Fist Offer and Expansion Options include the same Floors in the Building. In the event that Tenant exercises its Right of First Offer on all Floors in the lower elevator bank, then Landlord will be unable to deliver to Tenant its Expansion Options, and Landlord shall have no obligation of provide Tenant Expansion Options in any other elevator bank in the Building. Notwithstanding anything contained herein, provided at least two full Floors are not occupied by Tenant in the lower elevator bank, Landlord is obligated to deliver to Tenant its Expansion Options as required by this Article, which obligation includes the obligation to recapture the necessary space from other tenants then occupying such space.

(c)	Article 23.02 of the Initial Lease is hereby deleted in its entirety.

(d)	Article 23.03 of the Initial Lease is hereby deleted in its entirety and replaced with the following:

23.03	Location of Expansion Space. Whenever Tenant exercises either its First or Second Expansion Option, Landlord will, to the extent available, provide that the Expansion Space is contiguous to the Premises. Landlord shall have the right to elect which contiguous Floor to deliver to Tenant. In the event that space contiguous to the Premises is unavailable, Landlord will provide the Floor closest to the Premises as the Expansion Space. In the event that the ninth (9th) Floor is delivered to Tenant as one of its Expansion Options, then Landlord shall be obligated to demolish the existing improvements on the 9th Floor, provide a Building standard grid with ceiling tiles stacked on the floor, Building standard lights in the grid, with primary heating, ventilation and air conditioning distribution to Building standard.

(e)	Article 23.04 is hereby deleted in its entirety and replaced with the following:

23.04     Delivery of Expansion Space. Landlord shall deliver the Expansion Space covered by each Expansion Option exercised in accordance with Article 23.01 within the following periods:

(a)	as it relates to the First Expansion Option, Landlord will deliver the First Expansion Space on the Expansion Space Delivery Date (as defined below), and the Expansion Space Rent Commencement Date (as defined below) will occur between December 1, 2005 and November 30, 2006; and

(b)	as it relates to the Second Expansion Option, Landlord will deliver the Second Expansion Space on the Expansion Space Delivery Date, and the Expansion Space Rent Commencement Date will occur between December 1, 2008 and November 30, 2009.

With respect to each exercised Expansion Option, Landlord shall give Tenant not less than ninety (90) days written notice (the

“Delivery Notice”) of the date on which Landlord will deliver the respective Expansion Space to Tenant, and such date shall be deemed the “Expansion Space Delivery Date.” The Expansion Space shall be added to the Premises as of the Expansion Space Delivery Date for all purposes under this Lease; provided, no Annual Rent, Occupancy Costs or Tax Cost shall be charged for the Expansion Space until the earlier of the date (i) Tenant occupies and commences business from the Expansion Space, or (ii) ninety (90) days after the Expansion Space Delivery Date identified in the Delivery Notice (either such date being the “Expansion Space Rent Commencement Date”). If Landlord fails to deliver the Expansion Space to Tenant on or before the Expansion Space Delivery Date identified in the Delivery Notice, the Expansion Space Rent Commencement Date will be delayed one day for each day during the period commencing on the Expansion Space Delivery Date identified in the Delivery Notice and the date on which Landlord actually delivered the Expansion Space to Tenant. Annual Rent for the Expansion Space shall be the Fair Rental Value as described in Article 23.05 of the Lease.

(f)	Article 23.09, “Right of First Offer,” is hereby amended as follows:

(i)	Article 23.09(a) is hereby amended as follows:

(A)	by deleting all references to the “third anniversary of the Commencement Date” and substitute in its stead the phrase “Restated Amendment Date.”

(B)	by substituting the definition of “First Offer Space” as described in Article 2(g) above.

(ii)	Article 23.09( d) is deleted in its entirety.

(g)	The following is added as Article 23.10 of the Lease:

23.10 Right of Contraction.

(a)	Tenant has a right, to be exercised at any time between December 1, 2006 and November 30, 2007, to contract the size of the Premises by the Contraction Space upon the following terms and conditions:

(i)	Tenant is not then in default beyond any applicable cure period under the Lease;

(ii)	Tenant provides Landlord at least eighteen (18) months prior written notice, which notice Tenant may give to Landlord anytime on or after July 1, 2005 and on or before June 30, 2006 (the “Contraction Notice”), specifying the date of contraction (the “Contraction Date”), which Contraction Date must be between December 1, 2006 and November 30, 2007 and will occur on the last day of the month;

(iii)	the Contraction Space must be the highest full floor in the Premises;

(iv)	Tenant must have fully vacated its existing space located in either the building located at 510 Marquette (expressly excluding the concourse level computer room), or in the buildings located at 100 and 150 South Fifth Street;

(v)	Upon exercising its Right of Contraction, Tenant’s Expansion Options as described in Article 23.01 will be null and void; provided nothing herein limits Tenant’s Right of First Offer provided in Article 23.09; and

(vi)	Tenant pays to Landlord on the Contraction Date an amount (the “Contraction Amount”) that reimburses Landlord’s unamortized transaction costs on the Contraction Space (including, but not limited to, any Improvement Allowance, rent reduction during the Initial Term, brokerage commissions, etc.) calculated to a net present value as of December 1, 2006 applying a 9% interest rate.

(b)	Within thirty (30) days after receipt of Tenant’s Contraction Notice, Landlord will provide Tenant written notice of the Contraction Amount due from Tenant on the Contraction Date, and such Contraction Notice shall include. information and calculations necessary for Tenant to verify the Contraction Amount.

7.0	Improvement Allowance.

7.01	Improvement Allowance Provided there exists no material default (beyond any applicable grace period) under the terms of the Lease, and Tenant satisfies the conditions of Articles 7.03 and 7.05 of the Lease as it relates to alterations made by Tenant, Landlord shall pay to Tenant an Improvement Allowance as follows:

(a)	an amount equal to Three Million Seven Hundred Fifty Five Thousand Five Hundred and Five and no/I 00 Dollars ($3,755,505.00) based on Fifteen and no/100 Dollars ($15.00) per Square Foot in the Premises as of the Restated Amendment Date (the “First Allowance”) to be used for improvements to be constructed in the Premises or modifications to the Cabinet in the Retail Facility, as described in below Paragraph 9 below, at any time between the Restated Amendment Date and December 31, 2006. In the event that Tenant’s expenditures for these improvements to the Premises are less than the First Allowance, the remaining balance of the First Allowance, up to a maximum of fifteen percent (15%) of the First Allowance, will be credited against Annual Rent next coming due under the Lease; and

(b)	an amount equal to ($10.00) per Square Foot in the Premises as of the date Tenant requests the allowance (the “Second Allowance”) to be used for improvements to be constructed in the Premises, or for modifications to the Cabinet in the Retail Facility as described in Paragraph 9 below, at any time between January 1, 2008 and December 31, 2010. In the event that Tenant’s expenditures for these improvements to the Premises are less than the Second Allowance, the. remaining balance of the Second Allowance, up to a maximum of fifteen percent (15%) of the Second Allowance, will be credited against Annual Rent next coming due under the Lease.

7.02

Tenant is responsible for all improvements to the Premises. Tenant may request the Improvement Allowance in monthly intervals. Any draw requests must be submitted to Landlord no later than the fifth (5th) day of the month during which payment is to be made. Each draw request must be accompanied by an invoice from the Tenant’s construction manager, contractor, architect, engineer, designer or other permitted third party specifying the percentage of completion as to each of the items performed and the amount to be drawn for such services. On or before the twenty-sixth (26th) day of that month, Landlord shall deliver a check or checks issued to Tenant or, at Tenant’s request, to Tenant’s designee. Payment shall be consistent with the amount set forth in the invoice, and at such time as Landlord makes such payment, Tenant (or Tenant’s designee) shall submit lien waivers equal to the items included on Tenant’s invoice. Upon the final completion of Tenant’s Work, Tenant shall be required to provide to Landlord final lien waivers from Tenant’s contractor, subcontractors and primary suppliers. Notwithstanding anything contained herein to the contrary, draw requests received by Landlord after the fifth (5th) day of the month shall not require payment to Tenant or other designated third party until the twenty-sixth (26th) day of the following month.

8.0	Adjusting References to Floors. Paragraph 2.0 of the Third Amendment is renumbered, amended and restated as follows:

8.0	Adjusting References to Floors. Landlord and Tenant hereby acknowledge and agree: (i) that the Floors of the Building have been renumbered; (ii) that the Thirteenth Floor has been renumbered and is now the Fourteenth Floor; and (iii) all Floors thereafter are sequentially renumbered. All references to Floor numbers in the Lease shall be amended to refer to the same Floors as renumbered on the Effective Date.

9.0	Cabinet in Retail Facility. Paragraph 9.0 of the Fourth Amendment is amended, and restated as follows:

9.0	Cabinet in Retail Facility. Tenant has the right to occupy and use that portion of the first floor of the Retail Facility for the operation of the existing stock quote display terminal and cabinet (collectively, the “Cabinet’) for displaying and updating stock, financial and other market conditions. Landlord may require removal of the Cabinet by Tenant, at Tenant’s expense, if the Cabinet’s display (or Tenant’s repair and maintenance of the Cabinet) fails to embody a first class quality and presentation reasonably consistent with a first class building. Tenant shall be solely responsible for the cost, maintenance and repair of the Cabinet. Tenant shall have the right to remove the Cabinet and to discontinue operation of the Cabinet at any time provided that Tenant shall be responsible for promptly repairing any damage caused by such removal. Tenant shall use reasonable efforts to ensure that the Cabinet is functioning and operating during such hours that the Retail Facility is open and operating, subject to equipment failures, maintenance and other matters outside of the reasonable control of Tenant. Tenant shall have no obligation to pay Annual Rent, Rent, Occupancy Costs, Other Charges, Tax Costs or Taxes by reason of the use of the Cabinet and the space occupied by the Cabinet. This paragraph shall apply throughout the Term including any renewal thereof.

10.	Elevator Lobby Finishes. Paragraph 13.0 of the Fifth Amendment is renumbered, amended, and restated as follows:

10.0

Elevator Lobby Finishes. Tenant has the right, subject to approval by Landlord, in Landlord’s sole discretion, to install from time to time, its standard elevator lobby finishes located on any multi-tenant Floor provided Tenant remains obligated to use Landlord’s graphics and to adhere to the signage criteria for the Building. Such right is specifically contingent upon Tenant occupying no less than fifty percent (50%) of the total Square Footage for that Floor of the Building and further provided such tenants also located on that Floor of the Building retain their identification signs.”

11.	Fiber Optic Conduit. Paragraph 6.0 of the Seventh Amendment, as amended by the December 27, 2001 Letter Agreement, a copy of which is attached as Exhibit C, is renumbered, amended, and restated as follows:

11.0	Fiber Optic Conduit. In addition to the Premises, during the Term of this Lease, the Extended Terms and any extensions thereof, Tenant has access to space as described hereafter located in the Building for the sole purpose of installing two inch (2”) fiber optic cable conduits starting from the 16th Floor of the Building to the building commonly referred to as the 510 Building. Tenant shall maintain, repair and replace the fiber optic conduit as commercially reasonable and necessary at its sole cost and expense. No such installation, maintenance, repair, or replacement shall interfere with, or damage, the mechanical or electrical systems or structure of the Building, and shall be done at such times and in such manner as reasonably acceptable to Landlord. Tenant shall be required to remove the fiber optic conduit at the end of the Term of the Lease at its sole cost and expense. Tenant shall ensure that the fiber optic conduit satisfies all governmental or quasi-governmental laws, rules and regulations and complies with all insurance requirements at law or regulation or as reasonably required by Landlord. Tenant shall be responsible for any reasonable costs incurred by Landlord relating to the conduit’s maintenance, repair, replacement or removal. Tenant shall indemnify and hold harmless Landlord from all liability, claims, damages available at law or equity, and costs (including reasonable attorneys’ fees and court costs), actions or causes of actions to the extent arising from the maintenance, repair, replacement or removal of the fiber optic conduit which liability, claims, damages and costs are not the result of Landlord or its employees agents, contractors, or subcontractors’ negligence or willful misconduct. All other terms and conditions of the Lease relating as they apply to the Premises, if applicable, shall apply to the fiber optic cable.

12.	Change in Name. Paragraph 3.0 of the Eleventh Amendment, amending Article 25.02 of the Initial Lease, is renumbered and restated in full as follows:

12.0

Change in Name. Notwithstanding the restriction in Article 25.02 of the Lease limiting a change in Building Name to once in five years, Tenant has the right to change the name of the Building at any time during the Term and Extended Terms of the Lease; provided, however, Tenant does not violate Articles 25.02(a) or 25.02(b), or any other restrictions of the Lease. If any change in the name of the Building occurs in accordance with the foregoing, Tenant shall pay Landlord’s and other then-existing tenants’ out-of-pocket costs and expenses incurred as a direct result of such change; provided Tenant shall not be obligated to pay for any expense submitted six (6) months after the name change.

13.	Adjustments to Construction and Electrical Requirements. Article 2.0 of the Second Amendment is renumbered, amended and restated as follows:

13.0	Adjustments to Construction and Electrical Requirements.

13.1	Attached to the Lease as Schedule 2 to Exhibit Dis a description of Landlord’s Work. Said Schedule 2, under the heading “Ceiling Grid and Tile” provides, in part, that at least 8” unobstructed and clear space will be allowed above the ceiling to accommodate Tenant’s lighting. There are certain areas within the Premises, however, where the unobstructed and clear space above the ceiling is less than eight inches (the ‘Reduced Clearance Areas”). Certain of said areas located on Floors 11 through 19 are as shown on Exhibit D hereto (the “Exhibit D Reduced Clearance Areas”). Tenant and Landlord acknowledge that similarly Reduced Clearance Areas are in the same general areas on Floors 7 through 10 and Floors 20 through 24. Landlord and Tenant agree that, any provision in the Lease or Master Agreement to the contrary, the Building need not provide eight inches unobstructed and clear space in the Reduced Clearance Areas. Upon request of Tenant from time to time, Landlord will, at Landlord’s expense, and at no cost to Tenant, and with no pass through of cost to Tenant pursuant to the Lease and in reasonably prompt fashion, make all reasonably necessary spot adjustments in the Reduced Clearance areas, other than the Exhibit D Reduced Clearance Areas, where inadequate clearance above the ceiling causes a conflict with Tenant’s plans for the installation (or relocation from time to time) of Tenant’s light fixtures. In no event will Landlord be obligated to make spot adjustments in any of the Reduced Clearance Areas in order to provide more than eight inches unobstructed and clear space above the ceiling or where such spot adjustments are required because of installations by Tenant.

13.2	Landlord and Tenant have agreed that the average Tenant load, exclusive of building loads, in watts per square foot for the Premises may not exceed a maximum of six watts per usable square foot (the “Permitted Load”). Tenant acknowledges that its compliance with said Permitted Load limitation may, at Landlord’s option, be monitored by appropriate meters. Landlord agrees to share information developed by such meters, if installed, with Tenant on a reasonable basis.

13.3	Landlord agrees that it will not modify the fusing and circuit breakers on the Floors without Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed by Tenant.

13.4	Tenant acknowledges that the 100% redundancy described in Section 16 of the Outline Specification (relating to transformer capacity) (the “Redundancy Standard”) has been met for the Permitted Load. If the Permitted Load is exceeded, the Redundancy Standard may not be met.

13.5	Tenant may from time to time reallocate electrical capacity on one or more of Tenant’s Floors, but only with the prior written consent of Landlord. Landlord agrees to give such consent as and when provided by this paragraph 13.5. In requesting such consent from Landlord, Tenant shall at its expense prepare and submit to Landlord:

(i)	a load summary, showing the watts per square foot which Tenant proposes for all Floors in the Premises; and

(ii)	plans and specifications detailing the work required to be performed in order to implement Tenant’s request prepared by a licensed electrical engineer approved by Landlord, which approval will not be unreasonably withheld or delayed. If after review of such plans and specifications and such assurances, Landlord determines that implementation of Tenant’s request will not exceed the Permitted Load, and will not violate the other requirements and conditions stated in paragraph 13.5, Landlord will consent in writing to Tenant’s request. All work will be performed at Tenant’s expense by an electrical contractor approved by Landlord, which approval will not be unreasonably withheld or delayed.

14.0	Letter Agreement Regarding Communication Laser and Power/Fiber Cabling. The March 14, 2003 Letter Agreement, a copy of which is attached hereto as Exhibit E, is amended and restated as follows:

(a)	in the second paragraph second line of the Letter Agreement the phrase “(including consequential damages)” is deleted;

(b)	in the second paragraph third line of the Letter Agreement, the word “damages” is deleted and the following phrase is inserted in its stead: “all damages available at law or equity.”; and

(c)	all other terms and conditions of the Letter Agreement remain in full force and effect.

15.	Parking. Article 22.00 is amended as follows;

(a)	Article 22.01 is hereby deleted and replace with the following:

22.01     Tenant Rights. At any time during the Term, Tenant may notify Landlord of the number of Parking Contracts which Tenant desires to hold, and Landlord shall enter into or cause to be entered into such number of Parking Contracts with Tenant in accordance with Article 22.05. Subject to Tenant’s rights under Article 22.02 below, Tenant shall not be entitled to more than fifty (50) Parking Contracts at any one time. Landlord shall have the right to designate up to forty (40) Parking Contracts in the Parking Facility and the remaining ten (10) Parking Contracts in the parking facility in the building commonly referred to as Gaviidae I. The number of Parking Contracts shall not be reduced during the Term because of changes in Landlord’s manner of operation, or for any other cause within Landlord’s reasonable control. Tenant shall have the right to allocate and reallocate its parking rights hereunder between itself and its Affiliates, from time to time, on such basis as Tenant shall elect and determine. If Landlord elects, at any time, to offer designated parking in the Property, Landlord agrees to offer Tenant up to five (5) designated Parking Contracts in lieu of other Parking Contracts required to be made available to Tenant hereunder.

(b)	Article 22.05 is hereby deleted and replaced with the following:

22.05     Parking Contracts and Parking Validation. All Parking Contracts entered into with Tenant under this Article 22.00 shall be at ninety percent (90%) of the then-current rates and terms in effect for the Parking Facility, except that the rates under Parking Contracts shall not increase more often than annually. All Parking Contracts shall be on Landlord’s standard form. In addition, to the Parking Contracts, Tenant will have the monthly right to purchase up to Two Thousand and no/100 Dollars ($2,000.00) of hourly validation stickers at ninety percent (90%) of their face value for purposes of Tenant’s customer parking validation program.

16.	Binding Effect. Except as otherwise amended herein, the Lease remains in full force and effect, and is binding upon Landlord and Tenant and their successors and assigns.

17.

Brokerage Commission. Landlord and Tenant represent and warrant that they have dealt with no real estate broker in connection with this Lease transaction other than Nelson, Tietz and Hoye (the “Broker”), and that no other broker is entitled to any commission on account of this Amendment. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, damage or expense, including reasonable attorneys’ fees, arising from the breach. In consideration of Tenant entering into this Restated Amendment, Landlord is solely responsible for paying a commission to the Broker in the amount of Five and no/100 Dollars ($5.00) per square foot contained in the Premises as of the Restated Amendment Date. Payment shall be made within thirty (30) days after the mutual execution of this Restated Amendment and approval by the lender and pursuant to a separate agreement with Broker.

17.	Lender Approval. This Amended and Restated Amendment of Lease is subject to the approval of Building’s lender. Landlord will use commercially reasonable efforts to obtain such approval within thirty (30) days after execution of this Amendment by Tenant and delivery to Landlord. Tenant shall have no liability or obligation to Landlord until Tenant’s receipt of a fully executed Amendment by Landlord and Tenant.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment and Restatement of Amendment of Lease as of the date first written above.

LANDLORD:
BROOKFIELD DB INC.,

By /s/ Francis P. Halm
Name/Title Francis P. Halm, Vice President

By /s/ Jeffrey W. Essen
Name/Title Jeffrey W. Essen, Vice President

TENANT:
RBC DAIN RAUSCHER INC.

By /s/ Daniel J. Collins
Name/Title Daniel J. Collins, Sr Vice
President and Controller

By
Name Title

EXHIBIT A

LEASE AMENDMENTS

1.	First Amendment to Lease of Office Space dated as of May 14, 1991;

2.	Second Amendment of Lease to Office Space dated as of December 23, 1991 (the “Second Amendment”);

3.	Third Amendment to Lease of Office Space dated as of July 15, 1992;

4.	Fourth Amendment to Lease of Office Space dated July 29, 1993;

5.	Fifth Amendment to Lease of Office Space dated March 30, 1994;

6.	Letter Agreement dated May 3, 1994;

7.	Sixth Amendment to Lease of Office Space dated as of November 27, 1996;

8.	Seventh Amendment to Lease of Office Space dated as of August 22,1997;

9.	Eighth Amendment to Lease of Office Space dated May 29, 1998;

10.	Ninth Amendment to Lease of Office Space dated February 16, 1999;

11.	Tenth Amendment to Lease of Office Space dated December 9, 1999;

12.	Eleventh Amendment of Lease of Office Space dated March 28, 2001;

13.	November 13, 2001 Letter Agreement; and

14.	March 14, 2003 Letter Agreement.

Twenty-second Floor Expansion Space

DAIN RAUSCHER PLAZA
DAIN RAUSCHER PLAZA
22ND FLOOR PLAN
DAIN RAUSCHER PLAZA
60 SOUTH 6TH STREET
MINNEAPOLIS, MN 55402
LEASEHOLD PLAN
22ND FLOOR
LH
22

Twenty-second Floor Expansion Space

DAIN RAUSCHER PLAZA

22ND FLOOR PLAN
DAIN RAUSCHER PLAZA
DAIN RAUSCHER PLAZA
60 SOUTH 6TH STREET
MINNEAPOLIS, MN 55402
LEASEHOLD PLAN
22ND FLOOR
LH
22

Twenty-second Floor Expansion Space

DAIN RAUSCHER PLAZA
22ND FLOOR PLAN
DAIN RAUSCHER PLAZA
DAIN RAUSCHER PLAZA
60 SOUTH 6TH STREET
MINNEAPOLIS, MN 55402
LEASEHOLD PLAN
22ND FLOOR
LH
22

Twenty-second Floor Expansion Space

DAIN RAUSCHER PLAZA
22ND FLOOR PLAN
DAIN RAUSCHER PLAZA
DAIN RAUSCHER PLAZA
60 SOUTH 6TH STREET
MINNEAPOLIS, MN 55402
LEASEHOLD PLAN
22ND FLOOR
LH
22

Twenty-second Floor Expansion Space

DAIN RAUSCHER PLAZA
22ND FLOOR PLAN
DAIN RAUSCHER PLAZA
DAIN RAUSCHER PLAZA
60 SOUTH 6TH STREET
MINNEAPOLIS, MN 55402
LEASEHOLD PLAN
22ND FLOOR
LH
22

LETTER AGREEMENT	EXHIBIT C
FIBER OPTIC CONDUIT

December 27, 2001

lnterra Financial Incorporated

ATIN: Ms. Kay Blackmore

Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, MN 55402

Re: Lease of Office Space dated February 6, 1989 between Brookfield DB Inc., as “Landlord,” and lnterra Financial Incorporated, as “Tenant,” and as amended thereafter (“Lease”).

Dear Kay:

In this Letter Agreement, Landlord and Tenant hereby agree to allow Tenant to install a two (2) inch fiber cable conduit in the area and pathway (“Conduit Space”) described on attached “Schedule 1” and pursuant to the same terms and conditions of Section 6.0 and Exhibit D of the Seventh Amendment to Lease of Office Space dated August 22, 1997. Attached hereto are Schedule 1, Conduit Space; Schedule 2, Section 6.0 of the Seventh Amendment; and Schedule 3, Exhibit D of the Seventh Amendment which terms are incorporated herein; provided, however, Tenant shall have the right to install a two (2) inch conduit rather than a one (1) inch conduit pursuant to Schedules 2 and 3. In the event of any conflict between this Letter Agreement and the terms and conditions of the Seventh Amendment, including any Exhibits attached thereto, the terms and conditions of this Letter Agreement shall control. For all purposes herein this Letter Agreement shall be deemed an addition to the terms and conditions of the Lease with all provisions contained in the Lease. In the event that Tenant fails to observe and perform the terms and conditions of this Letter Agreement, Landlord shall have the rights and remedies provided in the Lease arising from such failure.

This Letter Agreement shall be effective on the date in which Tenant acknowledges and delivers its acceptance to Landlord.

Sincerely,

BROOKFIELD DB INC.

/s/ Dave Soullen

Dave Soullen

Property Manager

Acknowledged and agreed this 2nd day of
Attachments	January, 2002.
By /s/ Steve Quint
Name Steve Quint
Title VP Real Estate

Brookfield Properties (US) LLC

555 Nicollet Mall, Suite, 50, Minneapolis, MN, 55402

Telephone (612) 372-1230 Facsimile (612) 372-1239

EXHIBIT D

[Plan Showing Reduced Clearance Areas Exempted from Landlord Spot Adjustment]

= “EXHIBIT D Reduced Clearance Areas”

- REDUCED CLEARANCE AREAS

A
B
C
D
2
2.1
3
3.2
4
5
5.8
6
FLOOR 11
SECTION A

REDUCED CLEARANCE AREA
G
F
E
D
6
5.8
5
4
3.2
3
2.1
2

- REDUCED CLEARANCE AREA
A
B
C
D
2
2.1
3
3.2
4
5
5.8
6

REDUCED CLEARANCE AREAS
FLOOR 12
G
F
E
D
6
5.8
5
4
3
3.2
2
2.1

- REDUCED CLEARANCE AREAS
D
C
B
A
6
5.8
5
4
3.2
3
2.1
2
FLOOR 14
SECTION A

- REDUCED CLEARANCE AREAS
G
F
E
D
6
5.8
5
4
3
3.2
2
2.1
FLOOR 14

REDUCED CLEARANCE AREAS
FLOOR 16
A
B
C
D
2
2.1
3
3.2
4
5
5.8
6

- REDUCED CLEARANCE AREAS
FLOOR 16
G
F
E
D
6
5.8
5
4
3
3.2
2
2.1

2
2.1
3
3.2
4
5
5.8
6
D
C
B
A
SECTION A
FLOOR 17
- REDUCED CLEARANCE AREAS

2
2.1
3
3.2
4
5
5.8
6
G
F
E
D
FLOOR 17
RECUDED CLEARANCE AREAS

- REDUCED CLEARANCE AREAS
FLOOR 18
A
B
C
D
2
2.1
3
3.2
4
5
5.8
6

- REDUCED CLEARANCE AREAS
FLOOR 18
G
F
E
D
6
5.8
5
4
3
3.2
2
2.1

- REDUCED CLEARANCE AREAS
FLOOR 19
A
B
C
D
2
2.1
3
3.2
4
5
5.8
6

EXHIBIT E

LEITER AGREEMENT
COMMUNICATION LASER AND POWER/FIBER CABLING

March 14, 2003

RBC Dain Rauscher

A TIN: Steve Quint

Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, MN 55402

Re: Lease of Office Space dated February 6, 1989 between Brookfield DB Inc., as “Landlord,” and Dain Rauscher Corporation, as “Tenant,” and as amended thereafter (“Lease”).

Dear Mr. Quint:

In this Letter Agreement, Landlord and Tenant hereby agree to allow Tenant to (i) install a communication laser on the exterior ledge of the Northwest corner of Floor Seven (7) of the Building, (ii) install one (1) fiber cabling from the Floor Sixteen (16) down to Floor Five (5)/Six (6) of the Building, and (iii) install one (1) power cabling from Floor Five (5)/Six (6) up to Floor Seven (7) of the Building (collectively all work is hereafter defined as the “Laser and Cabling”). Installation of the Laser and Cabling shall be performed by Tenant’s contractor and shall be installed in the area as is generally shown on Exhibit 1 attached hereto. Tenant shall install the Laser and Cabling in a proper, lawful and workmanlike manner, without causing damage to the Premises and/or the Building. No such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building or interfere with any other tenant’s communication or system equipment. The Laser and Cabling shall be installed at Tenant’s sole cost and expense and, upon written request from Landlord within thirty (30) days after the end of the Term, shall be removed by Tenant. Prior to the installation of the Laser and Cabling, Tenant shall ensure that such installation complies with any requirements of any governmental or quasi-governmental authority having jurisdiction and with the requirements of Landlord’s insurance carriers. Installation of the Laser and Cabling shall also be subject to Landlord’s prior written consent, which has been deemed approved. Tenant shall be responsible for the payment of any Landlord costs or expenses incurred by Landlord relating to repair or removal of the Laser and Cabling. In the event Tenant fails to repair or remove after written notice by · Landlord. Tenant shall perform all maintenance, repair and replacement of the Laser and Cabling at such times and in such manner as are reasonably acceptable to Landlord at Tenant’s expense. Landlord shall have no responsibility for the proper maintenance, repair or function of the Laser and Cabling.

Notwithstanding anything contained in the Lease or in this Agreement to the contrary, Tenant shall indemnify and hold Landlord harmless from all liability (including consequential damages) claims, damages (including court costs and reasonable attorney fees), actions or causes of actions arising from installation, maintenance and removal (if applicable) of the Laser and Cabling which is not otherwise the result of Landlord’s, its employees, agents, contractors, subcontractors negligence or willful misconduct including the failure of Tenant, its employees, agents, contractors or subcontractors to observe or enforce any installation and removal procedures described herein.

Brookfield Properties (US) LLC

555 Nicollet Mall, Suite 50, Minneapolis, MN 55402

Telephone (612) 372-1230 Facsimile (612) 372-1239

Except as otherwise provided all other terms and conditions contained in the Lease shall apply to the Laser and Cabling.

This Letter Agreement shall be effective on the date in which Tenant acknowledges and delivers its acceptance to Landlord.

Sincerely,

BROOKFIELD DB INC.
/s/ Dave Soullen
Dave Soullen
Property Manager
Acknowledged and agreed this 18th day of
Attachments	March, 2003.
By /s/ Steve Quint
Name Steve Quint
Title Managing Director, RE